Exhibit 5.1

February 1, 2011

Vermillion, Inc.

12117 Bee Caves Road, Building Two, Suite 100

Austin, Texas 78738

Re: Vermillion, Inc. Registration Statement (Registration Statement No. 333-171797)

Ladies and Gentlemen:

We have acted as counsel to Vermillion, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. 333-171797) of the Company (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”). The Registration Statement relates to the proposed underwritten public offering of up to 4,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth below. As to certain factual matters, we have relied, without independent verification, on certificates of public officials and certificates of officers and representatives of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, we are of the opinion that the Shares when issued, delivered, and paid for in accordance with the terms of the underwriting agreement most recently filed as an exhibit to the Registration Statement, will be duly authorized by all necessary corporate action of the Company, validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement, and any amendments thereto. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is solely for your benefit in connection with the Registration Statement.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP